EXHIBIT 10.3

ESCROW AGREEMENT

ESCROW AGREEMENT, dated as of December 20, 2011, by and among Dynamic Ventures Corp., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), Centurion Private Equity, LLC, a Georgia Limited Liability Company (the “Investor”) and Gracin & Marlow, LLP, solely in its capacity as escrow agent (the “Escrow Agent”).

WHEREAS, the Investment Agreement, dated as of the date hereof, by and between the Company and the Investor (the “Investment Agreement”), provides that within three days of the date of execution of the Investment Agreement the Company shall issue a number of Escrow Shares (as defined below) of Common Stock having a value as determined in the Investment Agreement equal to Seventy Five Thousand Dollars ($75,000), in the name of the Investor, and deposit the Escrow Shares in trust with the Escrow Agent, to be held in escrow in and be disbursed in accordance with the terms hereof.

WHEREAS, unless otherwise specified, capitalized terms set forth herein shall have the meanings ascribed to them in the Investment Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein set forth, and other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the parties hereby agree as follows:

1. Escrow Duties.  Each of the Company and the Investor hereby appoints and designates the Escrow Agent to receive and hold in escrow the Escrow Shares, and to release the Escrow Shares in accordance with the terms, conditions and provisions of this Agreement.  The Escrow Agent agrees to receive, hold and dispose of the Escrow Shares, and to act as Escrow Agent, in accordance with all of the terms, conditions and provisions of this Agreement.

2.           Deliveries.                      Simultaneously hereto, the Company shall deliver to the Escrow Agent certificates representing 1,284,246 shares of Common Stock of the Company registered in the name of the Investor and shall initially bear a restrictive legend under the Securities Act of 1933, as amended, subject to legend removal as required under the Investment Agreement.  The Escrow Agent hereby acknowledges receipt of the Escrow Shares and agrees to hold and deliver the Escrow Shares in accordance with this Agreement.

3.           Terms and Conditions of Escrow.  Anytime on or after the Initial Liquidity Date (as defined in the Investment Agreement), the Investor may give written notice to the Escrow Agent and the Company (“Investor Instruction Notice”) setting forth the Initial Liquidity Date, an explanation of why such date is the Initial Liquidity Date and the Investor’s calculations of the Second Commitment Share Number (as defined in the Investment Agreement) and instructing the Escrow Agent (a) to release to the Investor a number of Escrow Shares equal to the lesser of (x) the Second Commitment Share Number (as defined in the Investment Agreement), or (y) the total number of Escrow Shares held in escrow (such lesser amount being referred to as the “Investor Shares”) and (b) to release to the Company any remaining Escrow Shares after release of the Investor Shares to the Investor.

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The Escrow Agent shall promptly provide a copy of the Investor Instruction Notice to the Company. The Company hereby instructs the Escrow Agent to follow the Investor Instruction Notice within three (3) Business Days of the Escrow Agent’s receipt of the Investor Instruction Notice to the Escrow Agent (the “Delivery Deadline”), subject to the following:

(1) The Company shall promptly consent to the Investor Instruction Notice in writing unless it has a reasonable bona fide objection thereto. If the Company consents, in writing or fails to object, in writing, with a reasonable bona fide objection to the Investor Instruction Notice by 12:00 Noon, New York City Time on the Delivery Deadline, then the Escrow Agent shall deliver the number of Escrow Shares specified in the Investor Instruction Notice to the Investor and the Company, respectively on the Delivery Deadline.

(2) If the Company has a reasonable bona fide objection to the Investor Instruction Notice, it shall provide written notice of such objections (“Company Objection Notice”) to the Company before the Delivery Deadline.  In the event that the Escrow Agent receives a Company Objection Notice, it shall promptly notify the Investor and submit the matter for dispute resolution pursuant to Section 7 hereof, absent a resolution between the parties.

(3) Notwithstanding the above, if at any time prior to the date that Escrow Shares are required to be released to the Investor, the Escrow Agent receives Seventy Five Thousand Dollars ($75,000) in federal clearing house funds from the Company, then the Escrow Agent shall promptly release all of the Escrow Shares to the Company and the Seventy Five Thousand Dollars ($75,000) shall be released to the Investor.

4.           Escrow Agent.  The acceptance by the Escrow Agent of its duties under this Agreement is subject to the following terms and conditions, which shall govern and control with respect to the Escrow Agent’s rights, duties, liabilities and immunities:

(a) The duties and obligations of the Escrow Agent shall be determined solely by the provisions of this Agreement, and the Escrow Agent shall not be liable to any person except for the performance of such duties and obligations as are specifically set forth in this Agreement.

(b) The Escrow Agent shall not be responsible in any manner for any failure or inability of the Company or the Investor to honor any of the provisions of this Agreement or the Investment Agreement or any of the agreements contemplated by the Investment Agreement or any other instrument or agreement executed and delivered pursuant thereto.

(c) Each of the Company and the Investor agrees (i) to make no claim, and to bring no action, suit or proceeding, against the Escrow Agent by reason of any alleged loss, liability, claim or charge arising out of, or in connection with, the Escrow Agent’s acceptance or performance (including acts and omissions), in good faith and without willful misconduct or gross negligence, of its duties and obligations under this Agreement and (ii) to reimburse and indemnify the Escrow Agent for, and hold it harmless against, any loss, liability, cost or expense (including, without limitation, attorneys’ fees and disbursements) incurred without bad faith, willful misconduct or gross negligence on the part of the Escrow Agent, and arising out of, or in connection with, the Escrow Agent’s acceptance or performance of its duties hereunder, as well as the costs and expenses of instituting, prosecuting or defending any claim, action suit or proceeding arising out of, or relating to, this Agreement, including, without limitation, any action for a declaratory judgment in such regard instituted by the Escrow Agent.

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(d) The Escrow Agent shall, in the absence of its own gross negligence or willful misconduct, be fully protected in acting and relying upon any written advice, certificate, notice, direction, instruction, request, order, judgment, decree or other document given to it which the Escrow Agent in good faith believes to be genuine and to have been signed or presented by the proper party or parties, and may assume that any person purporting to give such advice, certificate, notice, direction, instruction, request or other document has been duly authorized to do so.  The Escrow Agent assumes no responsibility for the accuracy of the contents of any such document.

(e) The Escrow Agent may seek the advice of legal counsel in the event of any dispute or question as to the construction of the provisions of this Agreement or its duties hereunder, and may rely on an opinion of such counsel.  In rendering such opinion, such counsel may rely on statements of fact furnished to them by persons reasonably believed by such counsel to be credible, and such counsel shall have no liability for the accuracy of the facts so relied upon, nor shall such counsel have any liability for matters of their own judgment forming a part of the process of providing such opinion.

(f) The Escrow Agent and any successor escrow agent, as the case may be, may resign as escrow agent hereunder and be discharged from all other further duties and obligations hereunder at any time upon giving thirty (30) days’ notice to the Company and the Investor, who shall thereupon jointly designate a successor escrow agent hereunder within such 30-day period, to whom the Escrow Agent shall deliver the Escrow Shares then held by the Escrow Agent.  The Company and the Investor may jointly terminate this Agreement at any time by notice to the Escrow Agent, and, in such event, shall jointly (i) designate a successor escrow agent hereunder to whom the Escrow Agent shall deliver the Escrow Shares then held by the Escrow Agent or (ii) direct the Escrow Agent to otherwise dispose of the Escrow Shares then held by the Escrow Agent.  In either case, in the absence of such a joint designation of a successor escrow agent, the Escrow Agent shall, without further liability or responsibility, retain any Escrow Shares then held by the Escrow Agent as custodian thereof until otherwise jointly directed by the Company and the Investor.

(g) The Escrow Agent does not have and shall not have any interest in the Escrow Shares but is serving only as escrow holder thereof.

(h) This Agreement expressly sets forth all the duties of the Escrow Agent with respect to any and all matters pertinent hereto.  No implied duties or obligations shall be read into this Agreement against the Escrow Agent, and the Escrow Agent shall not be bound to the provisions of any agreement among the other parties hereto except this Agreement.

(i) In the event of a dispute among the parties hereto that cannot be resolved after diligent efforts by the parties, the Escrow Agent, may its option upon ten (10) days’ prior written notice to the other parties, elect to deposit the Escrow Shares with the Supreme Court of the State of New York in New York, New York, or other comparable court of equivalent jurisdiction, for such court to determine the disposition of the Escrow Shares and in such event, each of the Company, the Investor and the Escrow Agent shall abide by such court’s decision.

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5.           Fees.           The Company shall pay and/or reimburse the Escrow Agent for the ordinary course fees, costs and disbursements incurred by the Escrow Agent in connection with the performance by the Escrow Agent of its duties under this Agreement, which fees and costs shall not exceed $1,500.00; provided, however, that such limit on fees and costs shall not apply in the event that a dispute among the Company and the Investor over the subject of this Escrow Agreement involves the Escrow Agent, and makes the Escrow Agent a party, in any litigation among the Company and the Investor.

6.           Notices.  Any notices or other communication provided for hereunder shall be in writing and shall have been sufficiently given for all purposes: (a) if delivered personally to the party or to an executive officer of the party to whom such notice, demand or other communication is directed on the date of such personal delivery, or (b) if sent by registered or certified mail, postage prepaid, addressed to each party at its respective address indicated on the signature page hereof, or, as to any party, at such other address as shall be designated by such party in a written notice to the other party its address (as set forth below) on the fifth business day after the date on which it was deposited in a regularly maintained receptacle for the deposit of United States mail; or (c) if sent by overnight delivery service, such as Federal Express, United Parcel Service, U.S. Express Mail, etc., on the second business day following delivery of such notice to the overnight delivery carrier, provided the same is fully paid for and properly addressed; or (d) if sent by facsimile transmission, on the date of such transmission, if confirmed as received that day by the receiving party or a written confirmation of transmission, and the original notice is sent that day by first class mail, postage prepaid; or (e) if sent by email, on the date of the email, if confirmed as received that day by the receiving party or a written confirmation of transmission, and the original notice is sent that day by first class mail, postage prepaid.

7.           Resolution of Disputes; Attorneys’ Fees and Costs.

(a)           The parties to this Agreement shall act in good faith to resolve any dispute or other controversy arising under this Agreement.  Absent agreement resolving a dispute within ten (10) days after the dispute has arisen, any party shall have the right to seek to settle the matter by court action or, if the parties agree at the time, by arbitration.  If any party should institute legal proceedings to enforce such party’s rights under this Agreement, or otherwise with respect to the subject matter of this Agreement or the Escrow Shares or any part thereof, the prevailing party or parties shall recover, in addition to all other costs and damages awarded, and the losing party or parties shall pay, the reasonable attorneys’ fees and costs at trial, on appeal, upon petition for review, or in any bankruptcy proceeding, of the prevailing party or parties, whether or not such fees and costs are prescribed by statute, and shall pay the fees and costs of the Escrow Agent incurred in connection with such dispute, including reimbursement to the prevailing party of such fees and costs previously paid, in each case as determined by the court at trial or upon any appeal.  The parties hereby consent to the jurisdiction of the Supreme Court of the State of New York in New York, New York with respect to any claims, actions or proceedings arising under this Agreement.

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(b)           In the event the parties involved in any dispute or other controversy arising under this Agreement seek to resolve such dispute or controversy by arbitration, any such arbitration shall be conducted according to the applicable rules of the American Arbitration Association and shall take place in New York, New York.  Such arbitration shall be heard by a single arbitrator, selected on the basis of relevant legal and industry experience.  Each party involved in the dispute shall designate an individual also possessing the relevant legal and industry experience within thirty (30) days after any party shall request arbitration; the designees will then select an individual to be the arbitrator, who shall not be one of the designees.   If the designees are unable to agree upon an arbitrator within ten (10) days after their appointment, then an arbitrator shall be selected according to the Rules of the American Arbitration Association as at the time in effect in New York, New York by the American Arbitration Association.  The decision of the arbitrator shall be final and binding upon the parties hereto.

8.           Termination.                      This Agreement shall terminate, upon the Escrow Agent’s delivery of the Escrow Shares pursuant to Section 3, except that the provisions of Sections 4, 5 and 7 shall survive the termination of this Agreement.

9.           Successors and Assigns.  This Agreement shall be binding upon, enforceable against and inure to the benefit of, the parties hereto and their respective heirs, administrators, executors, personal representatives, successors and assigns, and nothing herein is intended to confer any right, remedy or benefit upon any other person.  This Agreement may not be assigned by any party hereto except with the prior written consent of all the other parties, which consent shall not be unreasonably withheld.

10.           Severability.                      If any provision of this Agreement is held to be invalid or unenforceable by a court of competent jurisdiction, this Agreement shall be interpreted and enforceable as if such provision were severed or limited, but only to the extent necessary to render such provision and this Agreement enforceable.

11.           Governing Law.  This Agreement shall in all respects be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and fully to be performed in such state, without giving effect to conflicts of law principles.

12.           Counterparts.  This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.  This Agreement may be executed on signature pages exchanged by facsimile or .pdf, in which event each party shall promptly deliver to the others such number of original executed copies as the others may reasonably require, but for evidentiary purposes, such facsimile or .pdf signatures shall constitute original signatures hereof; provided, however, the failure to exchange such original signature pages after exchanging any facsimile or scanned .pdf signature pages shall not affect the enforceability of this Agreement.

13.           Acknowledgement.  The Investor acknowledges and agrees that Gracin & Marlow, LLP has acted as legal counsel for the Company with respect to the subject matters addressed by the Investment Agreement and this Agreement, and hereby waives any conflicts to, and agrees that it shall not raise, any objections, claims or demands in respect of Gracin & Marlow, LLP serving as Escrow Agent hereunder.

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IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement as of the date first above written.

Address: 8776 East Shea Boulevard Suite BA-615Scottsdale, AZ 85260 Attn: Paul Kalkbrenner, CEO Fax: (480) 517-5003 Email:dbrown@bbsiaz.com	DYNAMIC VENTURES CORP. By: /s/ Paul Kalkbrenner Name: Title:
Address: 1120 Sanctuary Parkway, Suite 325 Alpharetta, GA 30009 Attn: Eric S. Swartz Facsimile: (770) 777-5844 Email: eswartz@rosewellcapitalpartners.com	CENTURION PRIVATE EQUITY, LLC By: /s/ Eric S. Swartz Name: Title:

ESCROW AGENT:

Address: Chrysler Building 405 Lexington Avenue 26th Floor New York, New York 10174 Attn: Leslie Marlow, Esq. Facsimile: (212) 208-4657 email: lmarlow@gracinmarlow.com	GRACIN & MARLOW, LLP, solely in its capacity as Escrow Agent By: /s/ Leslie Marlow Leslie Marlow

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